EXHIBIT 16.1

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

6033 West Century Blvd., Suite 810, Los Angeles, CA 90045
Phone (310) 694-3590
Fax (310) 410-0371
www.kabanico.com


June 25, 2008

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: China IVY School, Inc.
File No. 000-50240


We have read the statements that we understand China IVY School, Inc. will include under Item 4.01 of the Form 8-K report, dated June 25, 2008, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


Very truly yours,

Kabani & Company, Inc.